Exhibit 10.21

AMENDMENT TO THE

FIRST NATIONAL BANK OF CHESTER COUNTY

SUPPLEMENTAL BENEFIT RETIREMENT PLAN

The First National Bank of Chester County Supplemental Retirement Benefit Plan is hereby amended in the following respects, effective January 1, 2005:

1. Section 3.3B is amended by adding the following to the end of the last sentence thereof:  “, subject to any election under Section 3.4 by the Member as to when payments are to commence.”

2. Section 3.4 is amended by adding the following at the end of the first sentence thereof:  “, beginning at any time after the Member becomes eligible to receive such benefit.”

Dated:	June 19, 2008	FIRST NATIONAL BANK OF CHESTER COUNTY

		By:	/s/ Kevin C. Quinn
Kevin C. Quinn